Exhibit 99.1

Xos, Inc. Recaps Q2 2022 Deliveries in New Video

LOS ANGELES — July 19, 2022 — Xos, Inc. (NASDAQ: XOS), a leading fleet services provider and manufacturer of Class 5 through Class 8 battery-electric vehicles, today shared a video on its YouTube channel highlighting some of the vehicle deliveries it made during the second quarter of 2022. You can view the video here: https://youtu.be/wtLMU796NT0

During the second quarter of 2022, Xos delivered a total of 73 units to customers, including: several FedEx Ground Operators in the U.S. and Canada, Zeem Solutions in Los Angeles, Calif., return customer Loomis across four U.S. locations, and return customer Merchants Fleet across three U.S. locations, among others.

“Xos continues to deliver vehicles and provide value to its fleet customers across North America,” said Jose Castañeda, Vice President of Business Development at Xos. “We remain energized by the increase in demand for our battery-electric trucks and look forward to building new relationships and strengthening existing relationships with fleets to help them move closer to a zero-emissions future.”

Xos is committed to its production and delivery strategy and providing tangible value to its customers. It remains one of the few commercial electric OEMs with vehicles on the road today.

About Xos, Inc.
Xos is a leading fleet services provider and original equipment manufacturer of Class 5 through Class 8 battery-electric vehicles and the tools to adopt them. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of up to 270 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.

Contacts
Xos Investor Relations
investors@xostrucks.com

Xos Media Relations
press@xostrucks.com

Cautionary Statement Regarding Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Xos, Inc.’s (“Xos”) expected product deliveries. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions,

Exhibit 99.1
projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) cost increases and supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iii) changes in the industries in which Xos operates, (iv) changes in laws and regulations affecting Xos’ business, (v) Xos’ ability to retain key personnel and hire additional personnel, (vi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (vii) the outcome of any legal proceedings that may be instituted against Xos. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 and Xos’ other filings with the SEC copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.